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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Avanex Corporation pertaining to the LambdaFlex, Inc. 2000 Stock Plan, the 1998 Stock Plan, as amended, the 1999 Employee Stock Purchase Plan and the 1999 Director Option Plan, of our report dated July 31, 2001, with respect to the consolidated financial statements and schedule of Avanex Corporation included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Palo Alto, California
November 26, 2001